Exhibit 7 - By-laws of Sandy Creek Corporation



                                     BY LAWS

                                       OF

                         SANDY CREEK OSTRICH RANCH INC.


                                   ARTICLE ONE

                                REGISTERED OFFICE

1.01 The initial location of the principal place of business of the corporation shall be as specified in the Articles of Incorporation and may be changed from time to time by resolution of the Board of Directors. It may be located at any place within or outside the State of Florida. The registered office of the Corporation is located at 103 B Rickey Avenue Ft. Walton Beach, FL 32547. [BCA Sec. 607.0202(b)]

The principal place of business of the corporation shall also be known as the principal office of the Corporation. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the corporation may require.


                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

2.01 All meetings of the shareholders shall be held at the registered office of the Corporation, or at any other place inside or outside the State of Florida that the Board of Directors designates for that purpose. [BCA Secs. 607.0701(2) & 607.0702(2)]

2.02 The annual meeting of the shareholders shall be held each year at 7:00 PM on Monday of the last week in September commencing with the year 1997 at which time the shareholders shall elect a Board of Directors and transact any other proper business. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next business day at the same hour. [BCA Sec. 607.0701(1)]

2.03 Except as provided in this paragraph, written notice of each shareholder' meeting shall be delivered to each shareholder of record entitled to vote at the meeting. Notice shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, in accordance with Section with Section 607.0705, Florida Statutes. The notice must be delivered personally or by mail, or at the direction of the president, secretary or the persons calling the meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States Mail. The notice shall be postage prepaid and addressed to the shareholder at the address appearing on the Corporation's books or supplied by the shareholder to the Corporation for the purpose of notice.

2.04 Special meetings of the shareholders may be called at any time by the Chairman, the President, any two or more directors, or one or more shareholders holding not less than 56 percent or more of all of the outstanding shares. A written notice of such meeting and the purpose or purposes for which it is to be held shall be delivered to the Secretary of the Corporation. [BCA Sec. 607.0702]

2.05 Fifty Six percent of the outstanding shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum. [BCA Secs. 607.0727 & 607.0728]

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2.06 Only persons in whose names shares appear on the share transfer books of the corporation on the date on which notice of the meeting is mailed shall be entitled to vote at the meeting, unless some other date is fixed by the Board of Directors for the determination of shareholders of record. The date shall not be less than 10 nor more than 70 days before the date of the meeting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote. However, in all elections for Directors, every shareholder shall have the right: (1) to vote, in person or by proxy, for the number of shares owned by him or her, for as many persons as there are Directors to be elected; (2) cumulative voting of shares of any one candidate or issue shall not be allowed.

2.07 Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be provided under law or the articles of incorporation. At all meetings, any shareholder may vote either in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that is not revocable and is coupled with an interest as provided in Section 607.0722(5) of the Business Corporation Act.

2.08 No defect in the noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder entitled to notice signs a written waiver of notice either before or after the meeting. All waivers, consents, or approvals must be filed with the corporate records or made a part of the minutes of the meeting. For a special shareholders' meeting, the waiver of notice must state the purpose of the meeting and the business that will be transacted at the meeting.

2.09 Any action that may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting for the action that was taken, is signed by shareholders with sufficient votes to have taken the action at a meeting at which all voting groups and shares entitled to vote on the action were present and voted. [BCA Sec. 607.0704]

2.10 The shareholders list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meting, at the corporation's principal place of business. [BCA Sec. 607.0720]


                                  ARTICLE THREE

                                    DIRECTORS

3.01 The Directors shall act only as a board; an individual Director shall have no power to take any actions on behalf of the Corporation unless the action is authorized by a majority of the Directors or unless the director is the sole director. The business and affairs of the Corporation shall be managed by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or by these by-laws, with regard to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general, or limited, or special power and authority to the officers and employees of the Corporation to transact the Corporation's general business or any special business, and may give powers of attorney to agents of the Corporation to transact any special business requiring that authorization.

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3.02 The Directors need not be shareholders of this Corporation or residents of the State of Florida and only two directors are required. Directors shall be individuals who are 18 years of age or older. [BCA Sec. 607.0802]

3.03 The Directors shall be elected annually by the shareholders and shall hold office until the next succeeding annual meeting and until their successors are elected and qualified to act as Directors. [BCA Sec. 607.0805]

3.04 There shall be a minimum of two members on the Board of Directors. Vacancies occurring in the Board of Directors and directorships available because of an increase in the number of directors shall be filled by a person elected by a majority of the members of the Board. All directors elected by the Board shall serve until the shareholders elect a director at an annual meeting or at a special meeting of shareholders called for that purpose. [BCA Sec.
607.0803 & 607.0805(3)(4)]

3.05 All meetings of the Board of Directors shall be held at the place designated by a majority of the Directors or that is designated in the noticed calling the meeting.

3.06 Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this Corporation, and at any other times as the Directors may determine.

3.07 Special meetings of the Board of Directors shall be called at any time, for any purpose, by the Chairman & CEO, or if he or she is absent or unable or refuses to act, by the President, or any two directors. Written notices of the special meeting stating the time and, in general terms, the purpose or purposes of the special meeting, shall be mailed, telegraphed, or personally delivered to each Director no later than one day before the day appointed for the meeting.

3.08 A majority of the Directors in office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.09 Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, provided a consent in writing, setting forth the action so taken, is signed by all of the Directors and filed with the Secretary of the Corporation.

3.10 Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by telephonic conversation subject only to the fact that each and every director is able to listen to and to speak directly to every other director no matter where situated.

3.11 A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of reconvening the meeting need not be given to absent Directors if the time and place is fixed at the meeting that is adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, any adjourn until the time fixed for the next regular meeting of the Board.

3.12 Directors and members of committees may receive compensation for their services and reimbursement for their expenses as determined by resolution of the Board.

3.13 A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless:

     1.   The Director votes against or abstains from the action taken, or;
     2. The Director objects at the beginning of the meeting or promptly upon the director's arrival to holding the meeting or transacting specified business at the meeting. [BCA Sec. 607.0824(4)]

3.14 Unless the Articles of Incorporation provide that a director may only be removed for cause, at a meeting of shareholders called expressly for that purpose, one or more directors may be removed with or without cause, if the number of votes cast to remove the director exceeds the number of votes not to remove the director. [BCA Sec. 607.0808]

3.15 The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate from its members an executive committee and one or more other committees each of which to the extent provided in such resolution, the articles of incorporation or these bylaws shall have and may exercise the authority of the Board of Directors, except that no such committee shall have the authority to:

     1. Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.
     2.   Fill vacancies on the Board of Directors or any committee thereof.
     3.   Adopt, amend or repeal the bylaws.
     4. Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

Each such committee shall have two or more members who serve at the pleasure of the Board of Directors. The Board, by resolution adopted by a majority of the authorized number of directors may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committees.


                                  ARTICLE FOUR

                                    OFFICERS

4.01 The officers of the Corporation shall consist of a President, a Vice President, a Secretary, a Treasurer, and such other officers and assistant officers, as the Board of Directors shall from time to time determine. Any two offices, except President and Secretary, may be held by the same person unless there is only one officer in the Corporation. Each officer shall have the authority and shall perform the duties set forth in these bylaws and to the extent consistent with these bylaws shall have such duties and powers as may be determined by the Board of Directors. [BCA Secs. 607.08401 & 607.0841] All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers. An election or appointment of an officer shall not itself create contract rights. [BCA Secs. 607.08401 and 607.0843]

4.02 The officers of the Corporation shall have such powers and duties as may from time to time be determined by resolution of the Board of Directors.

4.03 An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Director may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

An officer's removal shall not affect the officer's contract rights, if any, with the corporation. An officer's resignation shall not affect the corporation's contract rights, if any, with the officer. [BCA Secs. 607.0842 & 607.0843]

4.04 The office of President shall be the chief executive officer and general manager of the corporation and shall be subject to the direction and control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders if present thereat and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the president of a corporation.

In the absence or disability of the president, the vice president, if any, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions imposed upon the president.

4.05 The Secretary shall be responsible for preparing or causing to be prepared, minutes of all meetings of directors and shareholders and for authenticating records of the corporation. [BCA Sec. 607.08401(3)]

The Secretary shall keep or cause to be kept, at the principal place of business of the Corporation, minutes of all meetings of the shareholders or the Board of Directors; a record of all actions taken by the shareholders or the Board of Directors without a meeting for the past three years; and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. [BCA Sec. 607.1601]

Minutes of Meetings shall state the date, time and place of the meeting; whether regular or special; how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at director's meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.

The Secretary shall maintain, at the principal place of business of the corporation, a record of its shareholders, showing the names of the shareholders and their addresses, the number, class, and series, if any, held by each, the number and date of certificates issued for share, and the number and date of cancellation of every certificate surrendered for cancellation. [BCA Sec. 607.1601(3)]

The Secretary shall make sure that the following papers and reports are included in the secretary's records kept at the principal place of business of the corporation.

     1. The articles of Incorporation or restated articles and all amendments to them currently in effect;
     2. The bylaws or restate bylaws and all amendments to them currently in effect;
     3. Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;
     4. Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years;
     5. Written communications to all shareholders general or all shareholders of a class or series within the past three years including the financial statements furnished for the past three years under Article VIII, Section
     8.01 of these bylaws.
     6. A list of names and business street addresses of current directors and officers, and;
     7. The corporation's most recent annual report delivered to the Department of State under Article VIII Section 8.03 of these bylaws. [BCA Sec. 607.1601(5)]

The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws.

The Secretary shall have charge of the seal of the corporation.

In the absence or disability of the secretary, the assistant secretary, or if there is none or more than one, the assistant secretary designated by the Board of Directors, shall have all the powers of, and be subject to all the restrictions imposed upon the Secretary.

4.06. The Treasurer shall have custody of the funds and securities of the corporation and shall keep and maintain, or cause to be kept and maintained, at the principal business office of the corporation, adequate and correct books and records of accounts of the income, expenses, assets, liabilities, properties and business transactions of the corporation. [BCA Sec. 607.1601(2)]

The Treasurer shall prepare or cause to be prepared, and shall furnish to shareholders, the annual financial statements and other reports required pursuant to Article VIII Section 8.04 of these bylaws.

The Treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. the Treasurer shall disburse the funds of the Corporation in payment of the just demands against the corporation as authorized by the Board of Directors and shall render to the president and directors, whenever requested an account of all his or her transactions as treasurer and of the financial condition of the corporation.

In the absence or disability of the treasure, the assistant treasurer, if any, shall perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the treasurer.


                                  ARTICLE FIVE

                                   DIVIDENDS

5.01 The Board of Directors may authorize and the corporation may make, dividends on its shares in cash, property or its own shares and other distributions to its shareholders, subject to any restrictions contained in the articles of incorporation, to the requirements of sections 607.0623 and
607.06401 of the Business Corporation Act, and to all applicable provisions of law. [BCA Secs. 607.01401(15), 607.0623(2) & 607.06401(3)]

                                   ARTICLE SIX

                         ISSUANCE AND TRANSFER OF SHARES

6.01 Certificates for share of the Corporation shall be issued only when fully paid except as provided for in section 6.05 of these bylaws.

6.02 The Corporation shall deliver certificates representing all shares to which shareholders are entitled. These certificates shall be in a form as the Board of Directors may provide, except as provided in this Paragraph 6.02. Each certificate shall bear on its face the statement that the corporation is organized under the laws of the State of Florida, the name of the registered holder, the number and class of shares and the designation of the series, if any, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, whose signatures may be in facsimile if the certificates are to be signed by a transfer agent or registrar, and the seal of the Corporation shall be affixed to the certificates. [BCA Sec. 607.0625] All certificates for shares shall be consecutively numbered. The certificates shall contain on the faces or backs such recitations or references as are required by law.

6.03 No new certificates shall be issued until the former certificates for the shares represented by it has been surrendered and canceled. However, in the case of lost or destroyed certificates, the Board of Directors may order new certificates to be issued on such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.04 Shares of the Corporation may be transferred by endorsement by the signature of the owner or his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of Shares shall be deemed to have full notice of, and to consent to, the By Laws of the Corporation to the same extent as if he or she had signed a written consent to the By Laws.

6.05 The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions, in respect of the shares against their purchase price, until the services are performed, the note is paid or the benefits received. If the services are not performed, the shares escrowed or restricted and their distributions credited may be canceled in whole or in part. [BCA Sec. 607.0621]


                                  ARTICLE SEVEN

                               TAKEOVER PROVISIONS

7.01 The corporation shall not be subject to Section 607.0901, Florida Statutes, governing affiliated transactions between the corporation and interested shareholders, as defined therein, or to Section 607.0902, Florida Statutes, governing the acquisition by an interested shareholder of control shares of the corporation in a control-share acquisition.


                                  ARTICLE EIGHT

                               RECORDS AND REPORTS

8.01 All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable time.

8.02 The Board of Directors may close the transfer books at their discretion for a period not exceeding 70 days preceding any annual or special meeting of the Shareholders or the day appointed for the payment of a dividend. A written or printed notice of the closing of the transfer books shall be mailed at least 10 days before the closing to each shareholder of record at the address appearing on the records of the Corporation or supplied by the Shareholder for the purpose of notice.

8.03 The Corporation shall prepare and deliver an annual report form to the Department of State each year within the time limits imposed, and containing the information required by Section 607.1622 of the Business Corporation Act.

8.04 The Corporation shall mail to each shareholder, unless modified by resolution of the shareholders, within 120 days of the close of each fiscal year, its annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles the annual statements must also be prepared on that basis.

8.05 Other reports to shareholders will include but are not limited to the following:

     If the Corporation indemnifies or advances expenses to any director, officer, employee or agent, other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time that such meeting is held. The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. [BCA Sec 607.1621(1)]

     If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation with or before the notice of the next shareholders' meeting. [BCA Sec. 607.1621(2)]


                                  ARTICLE NINE

                              AMENDMENT OF BY LAWS

9.01 The power to make, alter, amend, or repeal the By Laws is vested in the Board of Directors, except to the extent that such power is reserved to the shareholders by statute.

9.02 The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the Board of Directors. [BCA Sec. 607.1020]


                                   ARTICLE TEN

                   AMENDMENT OF THE ARTICLES OF INCORPORATION

10.01 The Board of Directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be effective:

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     1. The Board of Directors must recommend the amendment to the shareholders, unless the directors determine that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to these shareholders with the amendment, and;
     2. The shareholders entitled to vote on the amendment must approve the amendment as provided below.

     The Board of Directors may condition its submission of the proposed amendment to the shareholders on any basis. The shareholders shall approve amendments to the Articles of Incorporation by the vote of a majority of the votes entitled to cast on the amendment, except as may otherwise be provided by the articles of incorporation, Sections 607.1003 and 607.1004 of the Business Corporation Act and other applicable provisions of law, and these bylaws.

     The corporation shall notify each shareholder whether or not entitled to vote of the proposed shareholders meeting to amend the articles of incorporation in accordance with Article II of these by-laws. The notice of meeting must state that the purpose or one of the purposes of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment.

     Notwithstanding the above provisions of this section and unless otherwise provided in the articles of incorporation, if this corporation has 35 or fewer shareholders then, pursuant to Section 607.1002(6) of the Business Corporation Act, the shareholders may amend the articles of incorporation without an act of the directors at a meeting of the shareholders for which the notice of the changes to be made is given. [BCA Sec. 607.1002 - 607.1005]


                                 ARTICLE ELEVEN

                       LIMITATION OF DIRECTOR'S LIABILITY

11.01 The corporation may indemnify any Director, Officer, agent or employee as to liabilities as provided in Section 607.0850 of the Business Corporation Act. The Directors as far as permissible under Florida Statutes are without personal liability for actions taken on behalf of the Corporation which are consistent with the purposes of the Corporation and the laws of the State of Florida and the United States of America.

11.02 The Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances specified in Section 607.0850 (7)(a-d) of the Business Corporation Act.

11.03 The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have the power to indemnify the person against such liability under provisions of the law. [BCA Sec. 607.0850(12)]

I CERTIFY THAT THE FOREGOING ARE THE TRUE AND CORRECT BYLAWS OF SANDY CREEK OSTRICH RANCH INC. a FLORIDA CORPORATION.

DATED: November 26, 1996
                                                Harold B. Logsdon
                                                -----------------
                                                   SECRETARY